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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 26, 2002

                        (Date of earliest event reported)



                                SENTO CORPORATION

                  (Exact name of registrant as specified in its
                                    charter)



          UTAH                         000-06425              87-0284979

(State or other jurisdiction      (Commission File No.)     (IRS Employer
    of incorporation)                                       Identification
                                                                 No.)

                           808 EAST UTAH VALLEY DRIVE
                            AMERICAN FORK, UTAH 84003


                    (Address of principal executive offices,
                               including zip code)

       Registrant's telephone number, including area code: (801) 772-1100




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ITEM 9.     REGULATION FD DISCLOSURE

      Sento Corporation ("Sento") is filing this Current Report on Form 8-K for the purpose of disclosing to shareholders and the financial markets certain business and financial information relating to its business and operations. This report should not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

      In a news release dated September 20, 2002 Sento announced that for the quarter ending September 29, 2002, it expects to report revenue in the range of $3.5 to $3.7 million, and a net loss of approximately $(0.13) per share. Factors contributing to the results include lower call volumes, particularly from clients in the hospitality and technology sectors that are most severely impacted by the current economic conditions. For its first fiscal quarter ended June 29, 2002, Sento reported revenues of $4.2 million and a net loss of $(.09) per share.

      Based on revenues from current clients and new revenues for which Sento has commitments, and assuming no additional committed revenues in the last six months of the current fiscal year, total revenues for the fiscal year ending March 29, 2003 would be approximately $19 million. If Sento achieves those revenues, Sento's net loss for the fiscal year would be approximately $(.30) per share. The above results do not take into consideration additional revenues that Sento may realize from its current $30 million pipeline of potential revenues.

      If Sento were able to realize $4.3 million of additional revenues from this $30 million pipeline, of which Sento can provide no assurance, revenues could total $23.3 million for the fiscal year ending March 29, 2003, and the net loss for the fiscal year would be approximately $(0.09) per share. The receipt of these additional revenues, if achieved, would result in a slight loss per share in the quarter ending December 28, 2002 and income per share in the quarter ending March 29, 2003. Sales and marketing expenses, which are currently running at approximately $160,000 per quarter, are expected to increase to approximately $425,000 for the quarter ending March 29, 2003, in order to support Sento's efforts to increase revenues, including the hiring of three additional sales people.

      Sento previously announced that it received a delisting notification from NASDAQ, resulting from its failure to meet the minimum bid price requirements for continued listing on the NASDAQ SmallCap Market. In response to Sento's request, the NASDAQ Listing Qualifications Panel has scheduled a hearing on October 24, 2002 to review the delisting determination. In preparation for that hearing, Sento is currently evaluating several alternatives intended to restore Sento's compliance with NASDAQ's continued listing qualifications, including a reverse stock split.

This report contains various forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, which represent Sento's expectations or beliefs concerning future events. Words such as "expects," "believes," "anticipates," "should" and "likely" are intended to identify forward-looking statements. All forward-looking statements included in this report are made as of the date hereof and are based

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upon information available to Sento as of such date. Sento assumes no obligation to update or revise any forward-looking statement, regardless of reason. Actual results could vary materially from those anticipated for a number of reasons, including, among others, Sento's ability to generate revenues from its SERVICES PORTAL operations, variations in market and economic conditions; Sento's dependence on a limited number of key clients, who may terminate use of Sento's services at any time; reduction in services requested by Sento's clients, which may result in lower revenues for Sento; Sento's ability (or lack thereof) to complete negotiations and execute client agreements; risk of emergency interruption of Sento's Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from Sento's current expectations are contained in Sento's filings with the Securities and Exchange Commission, including Sento's Annual Report on Form 10-KSB.









                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Sento Corporation

                                     By:  /s/ Stanley J. Cutler
                                          -----------------------------
                                          Stanley J. Cutler, SeniorVice
                                    President of Finance

                                    Date: September 26, 2002